Exhibit 9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-178750 on Form N-4 of our report dated March 8, 2012 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the year ended December 31, 2011. We also consent to the reference to us under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 24, 2012